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                           MORGAN STANLEY DEAN WITTER
                       GLOBAL SHORT-TERM INCOME FUND INC.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 24, 1999

           The undersigned shareholder of Morgan Stanley Dean Witter Global Short-Term Income Fund Inc. ("Global Short-Term") does hereby appoint [BARRY FINK, ROBERT M. SCANLAN, and ROBERT GIAMBRONE] and each of them, as attorneys-in-fact and proxies of the undersigned, each with the full power of substitution, to attend the Special Meeting of Shareholders of Global Short-Term to be held on February 24, 1999, at Conference Room A, 44th Floor, Two World Trade Center, New York, New York at 9:00 A.M., New York time, and at all adjournments thereof and to vote the shares held in the name of the undersigned on the record date for said meeting for the Proposal specified on the reverse side hereof. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.

                          (CONTINUED ON REVERSE SIDE)

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE REVERSE HEREOF AND AS RECOMMENDED BY THE BOARD OF DIRECTORS.

        IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE
                                     SIDE.
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   /x/ PLEASE MARK BOXES
   IN BLACK OR BLUE INK

                             FOR   AGAINST ABSTAIN
                             / /     / /     / /
  The Proposal:

  Approval of the Agreement and Plan of Reorganization, dated as of October 28, 1998, pursuant to which substantially all of the assets of Global
  Short-Term would be combined with those of Morgan Stanley Dean Witter World Wide Income Trust ("World Wide") and shareholders of Global Short-Term would become shareholders of World Wide receiving Class A shares in World Wide with a value equal to the value of their holdings in Global Short-Term.

  Please Sign personally. If the shares are registered in more than one name, each joint owner or each fiduciary should sign personally.
  Only authorized officers should sign for corporations.

                                          Date

      ------------------------------------------------------------------------

                                          Please make sure to sign and date
                                          this Proxy using black or blue ink.
                                          -----------------------
                                                          Shareholder sign in
                                          the box above
                                          -----------------------
                                                        Co-Owner (if any) sign
                                          in the box above

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PRX 00107           --    PLEASE DETACH AT PERFORATION   - -

                           MORGAN STANLEY DEAN WITTER
                       GLOBAL SHORT-TERM INCOME FUND INC.

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                                    IMPORTANT
                      PLEASE SEND IN YOUR PROXY......TODAY!
        YOU ARE URGED TO DATE AND SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL HELP SAVE THE EXPENSE OF FOLLOW-UP LETTERS TO SHAREHOLDERS WHO HAVE NOT
        RESPONDED.